EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics, Inc. D. Joseph Gersuk, CFO (800) 772-6446 x1608 jgersuk@AngioDynamics.com	EVC Group, Inc. Greg Gin/Doug Sherk (646) 445-4801; (415) 652-9100 ggin@evcgroup.com; dsherk@evcgroup.com	EVC Group, Inc. Chris Gale (646) 201-5431 cgale@evcgroup.com

AngioDynamics Updates Financial Guidance for Fiscal Year 2012

Company Implements Voluntary Recall of Ablation Zone Estimator Software
on NanoKnife® Systems Installed in the U.S.

Resumption of NeverTouch® Procedure Kit Shipments Leads to Better than Expected Demand

ALBANY, N.Y. January 24, 2011 – AngioDynamics (Nasdaq:ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, is updating financial guidance for the second-half and full-year ending on May 31, 2012.  The guidance update is due to a software recall for the NanoKnife® System, resulting in a temporary hold on U.S. shipments of the NanoKnife System and probes. The impact is partially offset by a better than expected outlook following the resumption of shipments of the Company’s NeverTouch® Procedure Kits used with its VenaCure EVLT® Laser Vein Ablation System.

AngioDynamics has initiated a voluntary recall in the U.S. of the NanoKnife System’s Ablation Zone Estimator (AZE) software, including the User’s Manual and Troubleshooting Guide. The recall does not impact NanoKnife Systems or sales outside of the U.S.  The NanoKnife System has FDA 510(k) clearance for the surgical ablation of soft tissue. AngioDynamics added the AZE feature to the NanoKnife System pursuant to a Letter to File, a process by which companies make modifications to products that were already cleared by the U.S. Food and Drug Administration.  The FDA recently indicated that the AZE feature should be the subject of a 510(k) premarket notification submission and clearance. AngioDynamics has decided to remove the AZE feature and expects to resume shipments of the system once this software modification has been completed. The Company has notified U.S. customers they should not use the AZE feature for clinical determination of the ablation zone and it should not be used in the U.S. for treatment planning of the therapy area.

AngioDynamics will be contacting U.S. customers to schedule a software change that removes the AZE feature.  The Company has halted U.S. NanoKnife System shipments and currently expects to resume U.S. shipments without the AZE software during the Company’s fiscal fourth quarter, which ends on May 31, 2012.  The Company expects the NanoKnife System development to reduce NanoKnife System sales in the second half of Fiscal Year 2012 by approximately $3.6 million. In the fiscal second quarter ended November 30, 2011, the NanoKnife® System contributed $3.2 million in worldwide sales, approximately half of which were outside the U.S.

The Company has experienced positive customer response after the resumption of shipments of its NeverTouch® Procedure Kits for use with the VenaCure EVLT® Laser Vein Ablation System, following a  voluntarily recall earlier this month due to supplier component nonconformances.  The Company anticipates NeverTouch® Fiber sales will increase in the second half of Fiscal Year 2012 by approximately $1.1 million over previous internal estimates.  The increased sales will partially offset the anticipated sales reduction for the NanoKnife System.  As a result, AngioDynamics has slightly reduced its sales and earnings per share expectations for the third and fourth quarters by $1.1 million and $0.02 and $1.4 million and $0.01, respectively.  The Company’s revised guidance is indicated in the tables below.

FY 2012 GUIDANCE, INCLUDING ITEMS (GAAP)
($ in mil's, except EPS)
	Q3	Q4	FY 2012
Sales ($)	50.9 - 52.9	52.1 - 54.1	215.5 - 219.5
Sales Growth (%)	(7)% - (3)%	(8)% - (4)%	0% - 2%
Gross Margin (%)	58.0% - 59.0%	59.0% - 60.0%	58.5% - 59.5%
Operating Income ($)	1.9 - 2.9	4.2 - 5.2	12.7 - 14.7
EBITDA ($)	5.4 - 6.4	7.7 - 8.7	26.3 - 28.3
EPS ($)	0.05 - 0.07	0.10 - 0.12	0.29 - 0.34

FY 2012 GUIDANCE, EXCLUDING ITEMS (Non-GAAP)*
($ in mil's, except EPS)
	Q3	Q4	FY 2012
Sales ($)	50.9 - 52.9	52.1 - 54.1	215.5 - 219.5
Sales Growth (%)	(7)% - (3)%	(8)% - (4)%	0% - 2%
Pro Forma Sales Growth (%)**	(2)% - 2%	8% - 13%	4% - 6%
Gross Margin (%)	58.0% - 59.0%	59.0% - 60.0%	58.5% - 59.5%
Operating Income ($)	2.7 - 3.7	4.5 - 5.5	16.2 - 18.2
EBITDA ($)	6.2 - 7.2	8.0 - 9.0	29.8 - 31.8
EPS ($)	0.07 - 0.09	0.10 - 0.12	0.38 - 0.42
* Excludes CEO transition, the closure of a facility in the U.K., and certain other items ** Pro Forma Sales Growth excluding LC Beads in all periods

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported and provided projections for non-GAAP gross margin, non-GAAP operating income, non-GAAP EBITDA (income before interest, taxes, depreciation, amortization and impairment charges) and non-GAAP earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. Management believes the presentation of these measures is relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by management, help improve their ability to understand the Company’s operating performance and make it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, these measures are among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in the industry.  Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of Operating Income to non-GAAP measures.

About AngioDynamics

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, future actions by the FDA or other regulatory agencies, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2011, and quarterly report on Form 10-Q for the fiscal quarter ended November 30, 2011. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, NanoKnife has been cleared by the FDA for use in the surgical ablation of soft tissue. This document may discuss the use of NanoKnife for specific clinical indications for which it is not cleared in the United States at this time.

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